UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of Bristow Group Inc. (the “Company”) was held on July 31, 2018. The matters voted on at the meeting were as stated below.

1.	For the election of directors, all nominees were approved for a subsequent one-year term. The results were as follows:

Nominee	For	Withheld	Broker Non-Vote
Thomas N. Amonett	28,892,729	373,363	2,551,290
Jonathan E. Baliff	29,102,000	164,092	2,551,290
Gaurdie E. Banister, Jr.	29,100,882	165,210	2,551,290
Lori A. Gobillot	29,049,279	216,813	2,551,290
Ian A. Godden	28,977,708	288,384	2,551,290
A. William Higgins	29,061,864	204,228	2,551,290
Stephen A. King	23,986,808	5,279,284	2,551,290
Thomas C. Knudson	29,116,145	149,947	2,551,290
Biggs C. Porter	29,123,565	142,527	2,551,290

2.	Proposal to approve on an advisory basis the Company’s executive compensation. The results were as follows:

For	Against	Abstain	Broker Non-Vote
22,198,847	6,017,678	1,049,567	2,551,290

3.	Proposal to approve the removal of common stock issuance restrictions of the Company upon the exercise of warrants. The results were as follows:

For	Against	Abstain	Broker Non-Vote
28,704,867	521,052	40,173	2,551,290

4.	Proposal to approve and ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2019. The results were as follows:

For	Against	Abstain
31,398,602	409,870	8,910

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: August 3, 2018	By:	/s/ Timothy J. Knapp
Timothy J. Knapp Senior Vice President, General Counsel and Corporate Secretary

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